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            [LETTERHEAD OF MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.]


                          INDEPENDENT AUDITOR'S CONSENT


We hereby consent to the use in this Registration Statement of eUniverse, Inc. on Form 10 of our report dated November 17, 1999 relating to the financial statements of Gamer's Alliance, Inc., and to the reference to our Firm under the caption "Experts" in such Registration Statement.


                                MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                ----------------------------------------
                                MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                Certified Public Accountants


New York, New York
January 10, 2000